As filed with the Securities and Exchange Commission on June 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-1932921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12010 Sunset Hills Road Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Science Applications International Corporation

Amended and Restated 2013 Employee Stock Purchase Plan

(as amended and restated June 7, 2023)

(Full title of the plan)

Hilary L. Hageman

Executive Vice President, General Counsel and Corporate Secretary

Science Applications International Corporation

12010 Sunset Hills Road

Reston, Virginia 20190

(703) 676-4300

(Name, address and telephone number, including area code, of agent for service)

Copy to:

W. Morgan Burns

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 2,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Science Applications International Corporation, a Delaware corporation (the “Registrant”), to be issued pursuant to the Science Applications International Corporation Amended and Restated 2013 Employee Stock Purchase Plan (as amended and restated June 7, 2023) (the “Plan”). In accordance with Section E. of the General Instructions to Form S-8, the contents of the following Registration Statement on Form S-8 relating to the Plan previously filed with the Securities and Exchange Commission (the “Commission”) is incorporated herein by reference: File No. 333-191436.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on October 1, 2013.

4.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed with the Commission on March 29, 2023.

4.3	Science Applications International Corporation Amended and Restated 2013 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed with the Commission on June 13, 2023.

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

107.1	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on June 29, 2023.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By:	/s/ Prabu Natarajan
Prabu Natarajan, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Nazzic S. Keene, Prabu Natarajan and Hilary L. Hageman, and each of them, his, her or their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him, her or their and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2023.

/s/ Nazzic S. Keene Nazzic S. Keene	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Prabu Natarajan Prabu Natarajan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Donna S. Morea Donna S. Morea	Chair of the Board

/s/ Garth N. Graham Garth N. Graham	Director

/s/ Carolyn B. Handlon Carolyn B. Handlon	Director

/s/ Yvette M. Kanouff Yvette M. Kanouff	Director

/s/ Timothy J. Mayopoulos Timothy J. Mayopoulos	Director

/s/ Katharina G. McFarland Katharina G. McFarland	Director

/s/ Milford W. McGuirt Milford W. McGuirt	Director

/s/ James C. Reagan James C. Reagan	Director

/s/ Steven R. Shane Steven R. Shane	Director